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Exhibit 23.1

[DE SOLUTIONS LOGO]

December 27, 2006

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549

Re:    American DG Energy Inc.—Form 10-SB

        We hereby consent to the furnishing to the Staff of the Securities and Exchange Commission, on a supplemental basis, of our report to American DG Energy Inc., dated December 26, 2006.

Sincerely,

/s/ Keith Davidson
Keith Davidson
President

732 Val Sereno Drive    •    Encinitas, CA 92024    •    Office (858) 832-1242     •    Fax (858) 756-9891
kdavidson@de-solutions.com

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  Exhibit 23.1